                                                                 Exhibit 99.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent  to the  incorporation  by  reference  in the  Registration
          Statement  of Home  Properties,  Inc.  on Form  S-8  (No.  333-115574,
          333-115573,  333-74050,  333-37624,  333-37626,  333-91985, 333-89631,
          333-60731,  333-58801,  333-12551 and 333-05705) of our report,  dated
          May 20, 2004, relating to the financial  statements of Home Properties
          Retirement  Savings Plan,  which appears in this Annual Report on Form
          11-K.

          Respectfully Submitted,

          /s/  Insero,  Kasperski,  Ciaccia  and Co.,  P.C.
          Insero,  Kasperski, Ciaccia and Co., P.C.
          Certified Public Accountants

          Rochester, New York
          June 25, 2004